Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our audit report dated June 30, 2021, except for Note 7, 11, 12 and 13 , as to which the date is September 17, 2021, relating to the consolidated financial statements of AutoLotto, Inc. for the two years ended December 31, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ArmaninoLLP
November 18, 2021	Bellevue, Washington